Exhibit 99.1

For Release: Aug. 4, 2011, 7:30 a.m. EDT

GM Net Income Increases 89 percent to $2.5 Billion

Net income of $1.54 per share; EBIT of $3.0 billion

DETROIT – General Motors Co. (NYSE: GM) today announced second quarter net income attributable to common stockholders of $2.5 billion, or $1.54 per fully-diluted share, marking the company’s sixth consecutive profitable quarter. In the second quarter of 2010, GM’s net income attributable to common stockholders was $1.3 billion, or 85 cents per fully-diluted share.

Revenue increased $6.2 billion to $39.4 billion, compared with the second quarter of 2010. Earnings before interest and tax (EBIT) adjusted was $3.0 billion compared with $2.0 billion in the second quarter of 2010. There were no special items in either period.

“GM’s investments in fuel economy, design and quality are paying off around the world as our global market share growth and financial results bear out,” said Dan Akerson, chairman and CEO. “Our progress has been steady and we’re preparing to launch more new products this year, including the Chevrolet Sonic in North America, the Opel/Vauxhall Zafira in Europe and the Baojun 630 in China to keep the momentum going.”

GM Results Overview (in billions except for per share amounts)

	Q2 2010	Q2 2011
Revenue	$33.2	$39.4

Net income attributable to common stockholders	$1.3	$2.5
Earnings per share (EPS) diluted	$0.85	$1.54

EBIT-adjusted	$2.0	$3.0
Special items	$0	$0

Automotive net cash flow from operating activities	$3.8	$5.0
Automotive free cash flow	$2.8	$3.8

•	GM North America (GMNA) reported EBIT-adjusted of $2.2 billion, an improvement of $0.6 billion compared with the second quarter of 2010.

•

GM Europe (GME) reported EBIT-adjusted of $0.1 billion, an improvement of $0.3 billion compared with the second quarter of 2010. In the second quarter of 2011, GME incurred restructuring costs of approximately $100 million which was approximately $200 million less than in the second quarter of 2010.

•	GM International Operations (GMIO) reported EBIT-adjusted of $0.6 billion, up $0.1 billion from the second quarter of 2010.

•	GM South America (GMSA) reported EBIT-adjusted of $0.1 billion, down $0.1 billion from the second quarter of 2010.

For the quarter, automotive cash flow from operating activities was $5.0 billion and automotive free cash flow was $3.8 billion.

GM ended the quarter with very strong total automotive liquidity of $39.7 billion. Automotive cash and marketable securities, including Canadian Health Care Trust restricted cash, was $33.8 billion compared with $30.6 billion at the end of the first quarter of 2011.

Based on current industry outlook, the company expects that EBIT-adjusted in the second half of 2011 will be modestly lower than in the first half and that its full-year 2011 EBIT-adjusted will show solid improvement over 2010.

“Our earnings and cash flow are solid and we’re going to keep working on the fundamentals of strong brands, great products and operating leverage to create profitable growth around the world,” said Dan Ammann, senior vice president and CFO.

About General Motors – General Motors (NYSE: GM, TSX: GMM), one of the world’s largest automakers, traces its roots back to 1908. With its global headquarters in Detroit, GM employs 208,000 people in every major region of the world and does business in more than 120 countries. GM and its strategic partners produce cars and trucks in 30 countries, and sell and service these vehicles through the following brands: Baojun, Buick, Cadillac, Chevrolet, GMC, Daewoo, Holden, Isuzu, Jiefang, Opel, Vauxhall, and Wuling. GM’s largest national market is China, followed by the United States, Brazil, the United Kingdom, Germany, Canada, and Italy. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. More information on the new General Motors can be found at www.gm.com.

Contacts:
Reneé Rashid-Merem	Randy Arickx
Office 313-665-3128	Office 313-667-0006
Cell 313-701-8560	Cell 313-268-7070
renee.rashid-merem@gm.com	randy.c.arickx@gm.com

Forward-Looking Statements

In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; and our ability to continue to attract new customers, particularly for our new products. GM’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

Exhibit 1

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

The accompanying tables and charts for securities analysts include earnings before interest and taxes (EBIT), EBIT adjusted and Automotive free cash flow which are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM’s independent auditors. EBIT, EBIT adjusted and Automotive free cash flow are considered non-GAAP financial measures.

Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM’s operating results because they exclude amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. Management believes these measures allow it to readily view operating trends, perform analytical comparisons and benchmark performance among geographic regions. Accordingly, GM believes these non-GAAP financial measures are useful in allowing for greater transparency of GM’s core operations and they are therefore used by management in its financial and operational decision-making.

While management believes that these non-GAAP financial measures provide useful information, they are not operating measures under U.S. GAAP and there are limitations associated with their use. GM’s calculation of these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences between companies in their method of calculation. As a result, the use of these non-GAAP financial measures has limitations and should not be considered in isolation from, or as a substitute for, other measures such as Net income or Net income attributable to common stockholders. Due to these limitations, these non-GAAP financial measures are used as a supplement to U.S. GAAP measures.

The following table summarizes the reconciliation of EBIT to its most comparable U.S. GAAP measure (dollars in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Operating segments
GMNA(a)	$2,249	$1,592	$5,147	$2,810
GME(a)(b)	102	(160)	(288)	(637)
GMIO(a)(b)	573	504	1,053	1,412
GMSA(a)(b)	57	195	147	460
GM Financial(c)	144	—	274	—

Total operating segments	3,125	2,131	6,333	4,045
Corporate and eliminations	(163)	(98)	154	(188)

EBIT(c)	2,962	2,033	6,487	3,857
Interest income	124	114	251	204
Automotive interest expense	155	250	304	587
Income tax expense (benefit)	(61)	361	76	870

Net income attributable to stockholders	2,992	1,536	6,358	2,604

Less: cumulative dividends on preferred stock	214	202	429	405
Less: undistributed earnings allocated to Series B Preferred Stock participating security	254	—	542	—

Net income attributable to common stockholders	$2,524	$1,334	$5,387	$2,199

(a)	Interest and income taxes are recorded centrally in Corporate; therefore, there are no reconciling items for GM’s automotive operating segments between EBIT and Net income attributable to stockholders.
(b)	In the year ended December 31, 2010 GM changed its managerial and financial reporting structure so that certain entities geographically located within Russia and Uzbekistan were transferred from GM’s GME segment to GM’s GMIO segment and certain entities geographically located in Brazil, Argentina, Colombia, Ecuador, Venezuela, Bolivia, Chile, Paraguay, Peru and Uruguay were transferred from GM’s GMIO segment to GM’s newly created GMSA segment. GM has retrospectively revised the segment presentation for all periods presented.
(c)	GM Financial amounts represent income before income taxes. GM Financial was not a subsidiary for the three and six months ended June 30, 2010.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

The following table summarizes the reconciliation of EBIT adjusted to EBIT (dollars in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
EBIT adjusted (a)	$2,962	$2,033	$5,004	$3,734
Special items	—	—	1,483	123

EBIT (a)	$2,962	$2,033	$6,487	$3,857

(a)	GM Financial amounts included in EBIT and EBIT adjusted represent income before income taxes.

Special Items

In the six months ended June 30, 2011 special items included:

•	Gain of $1.6 billion in GMNA related to the sale of GM’s Class A Membership Interests in Delphi Automotive LLP;

•	Gain of $339 million in Corporate related to the sale of 100% of the Ally Financial Preferred Stock;

•	Impairment charge of $395 million in GME related to goodwill; and

•	Charge of $106 million in GMIO related to GM’s India joint venture.

In the six months ended June 30, 2010 special items included a gain of $123 million in GME related to the sale of Saab Automobile AB to Spyker Cars NV.

The following table summarizes the reconciliation of Automotive free cash flow to Automotive Net cash provided by operating activities (dollars in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Automotive
Free cash flow	$3,789	$2,834	$1,871	$3,844
Capital expenditures	1,172	1,011	2,494	1,851

Net cash provided by operating activities	$4,961	$3,845	$4,365	$5,695

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

The following tables summarize selected data by segment (dollars in millions):

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended June 30, 2011
Total net sales and revenue	$23,128	$7,459	$6,616	$4,363	$14	$(2,537)	$39,043	$330	$—	$39,373

Depreciation, amortization and impairment of long- lived assets and finite-lived intangible assets	$990	$374	$123	$115	$13	$—	$1,615	$19	$—	$1,634

Equity income, net of tax and gain on disposal of investments	$3	$—	$379	$—	$—	$—	$382	$—	$—	$382

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Six Months Ended June 30, 2011
Total net sales and revenue	$45,238	$14,329	$12,043	$8,259	$30	$(4,957)	$74,942	$625	$—	$75,567

Depreciation, amortization and impairment of long- lived assets and finite-lived intangible assets	$1,967	$714	$239	$231	$26	$—	$3,177	$33	$—	$3,210

Equity income, net of tax and gain on disposal of investments(a)	$1,732	$—	$794	$—	$—	$—	$2,526	$—	$—	$2,526

(a)	Includes a gain of $1.6 billion in GMNA recorded on the sale of GM’s Class A Membership Interests in Delphi Automotive LLP.

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	Total
Three Months Ended June 30, 2010
Total net sales and revenue	$20,266	$6,044	$5,331	$3,608	$32	$(2,107)	$33,174	$33,174

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,082	$359	$94	$126	$15	$—	$1,676	$1,676

Equity income (loss), net of tax and gain on disposal of investments	$41	$4	$368	$(3)	$1	$—	$411	$411

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	Total
Six Months Ended June 30, 2010
Total net sales and revenue	$39,552	$11,505	$10,316	$6,932	$77	$(3,732)	$64,650	$64,650

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$2,223	$744	$159	$261	$66	$—	$3,453	$3,453

Equity income (loss), net of tax and gain on disposal of investments	$75	$11	$730	$(3)	$1	$—	$814	$814

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

The following tables summarize worldwide employment and payroll:

	June 30, 2011	December 31, 2010
Worldwide Employment (in thousands)
GMNA	98	96
GME	41	40
GMIO	33	32
GMSA	33	31
GM Financial	3	3

Total Worldwide	208	202

U.S. – Salaried	29	28
U.S. – Hourly	50	49

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Worldwide Payroll (in billions)	$3.6	$3.2	$6.9	$6.3

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Production Volume (units in thousands)(a)
GMNA – Cars	308	279	593	523
GMNA – Trucks	516	452	1,017	876

Total GMNA	824	731	1,610	1,399
GME	326	331	670	636
GMIO - Consolidated Entities	310	268	567	516
GMIO - Joint Ventures(b)	693	697	1,402	1,351

Total GMIO	1,003	965	1,969	1,867
GMSA	247	230	478	440

Total Worldwide	2,400	2,257	4,727	4,342

(a)	Production volume includes vehicles produced by certain joint ventures.
(b)	The joint venture agreements with SGMW and FAW-GM allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture production in China.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010(a)	2011	2010(a)(b)
Vehicle Sales (units in thousands)(c)(d)(e)
United States
Chevrolet – Cars	249	192	430	348
Chevrolet – Trucks	239	252	475	434
Cadillac	36	35	76	65
Buick	49	38	94	70
GMC	97	83	187	152
Other	—	3	—	11

Total United States	669	603	1,262	1,081
Canada, Mexico and Other	115	113	206	199

Total GMNA	784	716	1,468	1,280

GME
Opel/Vauxhall	339	314	659	608
Chevrolet	143	128	252	233
Other	1	2	2	6

Total GME	483	443	912	847

GMIO
Chevrolet	268	219	527	445
Wuling	267	303	604	637
Buick	159	132	325	254
GM Daewoo	1	32	17	60
Holden	35	37	66	73
FAW-GM	14	22	30	50
GMC	12	9	19	17
Cadillac	9	5	17	10
Other	15	11	29	23

Total GMIO(f)(g)	780	771	1,635	1,567

GMSA
Chevrolet	270	229	515	466
Other	3	3	6	6

Total GMSA	273	231	521	472

Total Worldwide	2,320	2,162	4,536	4,166

(a)	Includes HUMMER, Saturn and Pontiac vehicle sales data.
(b)	Includes Saab Automobile AB (Saab) vehicle sales data through February 2010.
(c)	Vehicle sales data may include rounding differences.
(d)	Certain fleet sales that are accounted for as operating leases are included in vehicle sales at the time of delivery to the daily rental car companies.
(e)	GMNA vehicle sales primarily represent sales to the ultimate customer. GME, GMIO and GMSA vehicle sales primarily represent estimated sales to the ultimate customer. In countries where end customer data is not readily available other data sources, such as wholesale volumes, are used to estimate vehicle sales.
(f)	Includes the following joint venture vehicle sales (units in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Joint venture sales in China
SGM	290	245	600	480
SGMW and FAW-GM	296	340	672	727
Joint venture sales in India
HKJV	27	28	55	51

(g)	The joint venture agreements with SGMW and FAW-GM allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture vehicle sales in China as part of GM’s global market share.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010(a)	2011	2010(a)(b)
Market Share(c)(d)(e)
United States – Cars	18.4%	15.2%	17.0%	15.0%
United States – Trucks	21.6%	23.4%	22.0%	22.8%
Total United States	20.0%	19.4%	19.6%	18.9%
Total GMNA	19.1%	18.7%	18.7%	18.3%
Total GME	9.1%	8.8%	8.8%	8.7%
Total GMIO(f)(g)	9.6%	8.9%	9.4%	8.9%
Total GMSA	19.2%	19.5%	19.0%	20.1%
Total Worldwide	12.2%	11.6%	11.8%	11.3%

U.S. Retail/Fleet Mix
% Fleet Sales – Cars	38.6%	42.4%	34.3%	40.6%
% Fleet Sales – Trucks	29.2%	28.2%	25.2%	25.9%
Total Vehicles	34.8%	35.5%	30.3%	33.9%

GMNA Capacity Utilization(h)	103.0%	93.2%	98.7%	89.5%

(a)	Includes HUMMER, Saturn and Pontiac vehicle sales data.
(b)	Includes GM Saab vehicle sales data through February 2010.
(c)	Market share information is based on vehicle sales volume.
(d)	Certain fleet sales that are accounted for as operating leases are included in vehicle sales at the time of delivery to the daily rental car companies.
(e)	GMNA vehicle sales primarily represent sales to the ultimate customer. GME, GMIO and GMSA vehicle sales primarily represent estimated sales to the ultimate customer. In countries where end customer data is not readily available other data sources, such as wholesale volumes, are used to estimate vehicle sales.
(f)	Includes the following joint venture vehicle sales (units in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Joint venture sales in China
SGM	290	245	600	480
SGMW and FAW-GM	296	340	672	727
Joint venture sales in India
HKJV	27	28	55	51

(g)	The joint venture agreements with SGMW and FAW-GM allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture vehicle sales in China as part of GM’s global market share.
(h)	Two shift rated, annualized.

General Motors Company and Subsidiaries

Condensed Consolidated Income Statements

(In millions)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net sales and revenue
Automotive sales and revenue	$39,043	$33,174	$74,942	$64,650
GM Financial revenue	330	—	625	—

Total net sales and revenue	39,373	33,174	75,567	64,650

Costs and expenses
Automotive cost of sales	33,793	28,609	65,478	56,163
GM Financial operating and other expenses	186	—	351	—
Automotive selling, general and administrative expense	2,924	2,623	5,918	5,307
Other automotive expenses, net	19	39	25	85

Total costs and expenses	36,922	31,271	71,772	61,555
Goodwill impairment charges	—	—	395	—

Operating income	2,451	1,903	3,400	3,095
Automotive interest expense	155	250	304	587
Interest income and other non-operating income (expense), net	308	(91)	912	357
Loss on extinguishment of debt	10	—	10	1

Income before income taxes and equity income	2,594	1,562	3,998	2,864
Income tax expense (benefit)	(61)	361	76	870
Equity income, net of tax and gain on disposal of investments	382	411	2,526	814

Net income	3,037	1,612	6,448	2,808
Net income attributable to noncontrolling interests	(45)	(76)	(90)	(204)

Net income attributable to stockholders	$2,992	$1,536	$6,358	$2,604

Net income attributable to common stockholders	$2,524	$1,334	$5,387	$2,199

General Motors Company and Subsidiaries

Basic and Diluted Earnings per Share

(Unaudited)

In the three and six months ended June 30, 2011 GM was required to use the two-class method for calculating earnings per share as the applicable market value of GM’s common stock was outside the range of $33.00 to $39.60 per common share in the period ended June 30, 2011.

The following table summarizes basic and diluted earnings per share for three and six months ended June 30, 2011 (in millions, except per share amounts):

	Basic		Diluted
	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011
Net income attributable to common stockholders
Net income attributable to stockholders	$2,992	$6,358	$2,992	$6,358
Less: cumulative dividends on preferred stock and undistributed earnings allocated to Series B Preferred Stock participating security(a)	468	971	447	924

Net income attributable to common stockholders	$2,524	$5,387	$2,545	$5,434

Weighted-average shares outstanding
Weighted-average common shares outstanding	1,505	1,505	1,505	1,505
Dilutive effect of warrants	—	—	147	154
Dilutive effect of restricted stock units	—	—	2	2

Weighted-average common shares outstanding-diluted	1,505	1,505	1,654	1,661

Earnings per share	$1.68	$3.58	$1.54	$3.27

(a)	Includes cumulative dividends on preferred stock of $214 million and $429 million in the three and six months ended June 30, 2011. Earnings of $254 million and $542 million for the three and six months ended June 30, 2011 have been allocated to the Series B Preferred Stock holders for the basic earnings per share calculation. Earnings of $233 million and $495 million for the three and six months ended June 30, 2011 have been allocated to the Series B Preferred Stock holders for the diluted earnings per share calculation.

The following table summarizes basic and diluted earnings per share for three and six months ended June 30, 2010 (in millions, except per share amounts):

	Basic		Diluted
	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Net income attributable to common stockholders
Net income attributable to stockholders	$1,536	$2,604	$1,536	$2,604
Less: cumulative dividends on preferred stock	202	405	202	405

Net income attributable to common stockholders	$1,334	$2,199	$1,334	$2,199

Weighted-average shares outstanding
Weighted-average common shares outstanding	1,500	1,500	1,500	1,500
Dilutive effect of warrants	—	—	67	67

Weighted-average common shares outstanding-diluted	1,500	1,500	1,567	1,567

Earnings per share	$0.89	$1.47	$0.85	$1.40

General Motors Company and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions, except share amounts)

(Unaudited)

	June 30, 2011	December 31, 2010
ASSETS
Automotive Current Assets
Cash and cash equivalents	$20,471	$21,061
Marketable securities	12,298	5,555
Accounts and notes receivable (net of allowance of $363 and $252)	11,789	8,699
Inventories	14,105	12,125
Equipment on operating leases, net	4,180	2,568
Other current assets and deferred income taxes	3,141	3,045

Total current assets	65,984	53,053
Automotive Non-current Assets
Equity in net assets of nonconsolidated affiliates	7,160	8,529
Property, net	20,989	19,235
Goodwill	28,767	30,513
Intangible assets, net	11,083	11,882
Other assets and deferred income taxes	4,323	4,754

Total non-current assets	72,322	74,913

Total Automotive Assets	138,306	127,966
GM Financial Assets
Finance receivables, net (including gross finance receivables transferred to SPEs of $8,333 and $7,156)	8,587	8,197
Restricted cash	1,125	1,090
Goodwill	1,279	1,265
Other assets	1,118	380

Total GM Financial Assets	12,109	10,932

Total Assets	$150,415	$138,898

LIABILITIES AND EQUITY
Automotive Current Liabilities
Accounts payable (principally trade)	$25,412	$21,497
Short-term debt and current portion of long-term debt (including debt at GM Korea of $157 and $70)	2,027	1,616
Accrued liabilities (including derivative liabilities at GM Korea of $19 and $111)	26,409	24,044

Total current liabilities	53,848	47,157
Automotive Non-current Liabilities
Long-term debt (including certain debt at GM Korea of $8 and $835)	2,690	3,014
Postretirement benefits other than pensions	9,379	9,294
Pensions	21,389	21,894
Other liabilities and deferred income taxes	12,887	13,021

Total non-current liabilities	46,345	47,223

Total Automotive Liabilities	100,193	94,380
GM Financial Liabilities
Securitization notes payable	6,881	6,128
Credit facilities	423	832
Other liabilities	886	399

Total GM Financial Liabilities	8,190	7,359

Total Liabilities	108,383	101,739
Commitments and contingencies
Equity
Preferred stock, $0.01 par value, 2,000,000,000 shares authorized:
Series A (276,101,695 shares issued and outstanding (each with a $25.00 liquidation preference) at June 30, 2011 and December 31, 2010)	5,536	5,536
Series B (100,000,000 shares issued and outstanding (each with a $50.00 liquidation preference)at June 30, 2011 and December 31, 2010)	4,855	4,855
Common stock, $0.01 par value (5,000,000,000 shares authorized, 1,561,450,455 and 1,500,844,394 shares issued and outstanding at June 30, 2011 and 1,500,136,998 shares issued and outstanding at December 31, 2010)	15	15
Capital surplus (principally additional paid-in capital)	24,412	24,257
Retained earnings	4,729	266
Accumulated other comprehensive income	1,571	1,251

Total stockholders’ equity	41,118	36,180
Noncontrolling interests	914	979

Total Equity	42,032	37,159

Total Liabilities and Equity	$150,415	$138,898